Pacific Funds Series Trust NSAR 03-31-16
EXHIBIT 77i
TERMS OF NEW OR AMENDED SECURITIES



                      TERMS OF NEW OR AMENDED SECURITIES

PACIFIC FUNDS SERIES TRUST

The Multi-Class Plan ("Multi-Class Plan") previously adopted by Pacific Funds Series Trust (the "Trust"), pursuant to Rule 18f-3 under the Investment Company Act of 1940, is hereby updated to reflect the following amendments and Fund name changes:

The Trust currently offers Class A, Class B, Class C, Class I, Class P, Class R, Investor Class, Institutional Class and Advisor Class shares.

Class A Shares

Class A shares are currently offered for the following funds: Pacific Funds Portfolio Optimization Conservative, Pacific Funds Portfolio Optimization Moderate-Conservative, Pacific Funds Portfolio Optimization Moderate, Pacific Funds Portfolio Optimization Growth, Pacific Funds Portfolio Optimization Aggressive-Growth, Pacific Funds Short Duration Income, Pacific Funds Core Income, Pacific Funds Strategic Income, Pacific Funds Floating Rate Income, Pacific Funds Limited Duration High Income, Pacific Funds High Income, Pacific Funds Diversified Alternatives, Pacific Funds Large-Cap, Pacific Funds Large-Cap Value, Pacific Funds Small/Mid-Cap, Pacific Funds Small-Cap,
Pacific Funds Small-Cap Value, and Pacific Funds Small-Cap Growth.

Class B Shares

Class B shares are currently offered for the following funds: Pacific Funds Portfolio Optimization Conservative, Pacific Funds Portfolio Optimization Moderate-Conservative, Pacific Funds Portfolio Optimization Moderate, Pacific Funds Portfolio Optimization Growth, and Pacific Funds Portfolio Optimization Aggressive-Growth.

Class C Shares

Class C shares are currently offered for the following funds: Pacific Funds Portfolio Optimization Conservative, Pacific Funds Portfolio Optimization Moderate-Conservative, Pacific Funds Portfolio Optimization Moderate, Pacific Funds Portfolio Optimization Growth, Pacific Funds Portfolio Optimization Aggressive-Growth, Pacific Funds Short Duration Income, Pacific Funds Core Income, Pacific Funds Strategic Income, Pacific Funds Floating Rate Income, Pacific Funds Limited Duration High Income, Pacific Funds High Income, Pacific Funds Diversified Alternatives, Pacific Funds Large-Cap, Pacific Funds Large-Cap Value, Pacific Funds Small/Mid-Cap, Pacific Funds Small-Cap,
Pacific Funds Small-Cap Value, and Pacific Funds Small-Cap Growth.

Class I Shares

Class I shares are currently offered for the following funds: Pacific Funds Short Duration Income, Pacific Funds Core Income, Pacific Funds Strategic Income, Pacific Funds Floating Rate Income, Pacific Funds Limited Duration High Income, and Pacific Funds High Income.

Class P Shares

Class P shares are currently offered for the following funds: Pacific Funds Floating Rate Income, Pacific Funds High Income, PF Floating Rate Loan Fund,
PF Inflation Managed Fund, PF Managed Bond Fund, PF Short Duration Bond Fund, PF Emerging Markets Debt Fund, PF Comstock Fund, PF Growth Fund, PF
Large-Cap Growth Fund, PF Large-Cap Value Fund, PF Main Street(r) Core Fund,
PF Mid-Cap Equity Fund, PF Mid-Cap Growth Fund, PF Mid-Cap Value Fund, PF Small-Cap Growth Fund, PF Small-Cap Value Fund, PF Emerging Markets Fund, PF International Large-Cap Fund, PF International Small-Cap Fund, PF International Value Fund, PF Real Estate Fund, PF Absolute Return Fund, PF Currency Strategies Fund, PF Equity Long/Short Fund, PF Global Absolute Return Fund, Pacific Funds Large-Cap, Pacific Funds Large-Cap Value, Pacific Funds Small/Mid-Cap, Pacific Funds Small-Cap, Pacific Funds Small-Cap Value, and Pacific Funds Small-Cap Growth.

Class R Shares

Class R shares are currently offered for the following funds: Pacific Funds Portfolio Optimization Conservative, Pacific Funds Portfolio Optimization Moderate-Conservative, Pacific Funds Portfolio Optimization Moderate, Pacific Funds Portfolio Optimization Growth, and Pacific Funds Portfolio Optimization Aggressive-Growth.

Advisor Class Shares

Advisor Class shares are currently offered for the following funds: Pacific Funds Portfolio Optimization Conservative, Pacific Funds Portfolio Optimization Moderate-Conservative, Pacific Funds Portfolio Optimization Moderate, Pacific Funds Portfolio Optimization Growth, Pacific Funds Portfolio Optimization Aggressive-Growth, Pacific Funds Short Duration Income, Pacific Funds Core Income, Pacific Funds Strategic Income, Pacific Funds Floating
Rate Income, Pacific Funds Limited Duration High Income, Pacific Funds High Income, Pacific Funds Diversified Alternatives, Pacific Funds Large-Cap, Pacific Funds Large-Cap Value, Pacific Funds Small/Mid-Cap, Pacific Funds Small-Cap, Pacific Funds Small-Cap Value, and Pacific Funds Small-Cap Growth.

Investor Class

Investor Class shares are currently offered for the following funds: Pacific Funds Large-Cap, Pacific Funds Large-Cap Value, Pacific Funds Small/Mid-Cap, Pacific Funds Small-Cap, Pacific Funds Small-Cap Value, and Pacific Funds Small-Cap Growth.

Investor Class shares are sold at their net asset value without an initial sales charge and are redeemed at their net asset value without a contingent deferred sales charge. Investor Class shares are only available to certain investors.

Institutional Class

Institutional Class shares are currently offered for the following funds:
Pacific Funds Large-Cap, Pacific Funds Large-Cap Value, Pacific Funds Small/Mid-Cap, Pacific Funds Small-Cap, Pacific Funds Small-Cap Value, and Pacific Funds Small-Cap Growth.

Institutional Class shares are sold at their net asset value without an initial sales charge and are redeemed at their net asset value without a contingent deferred sales charge. Institutional Class shares are only available to certain investors.

Post-Effective Amendments No. 117 and 121 to the Registration Statement of the Trust as filed with the SEC via EDGAR on July 28, 2015 and December 22, 2015 respectively, which describe the Funds and the terms of the shares classes, is hereby incorporated by reference as part of the response to Item 77i of the Registrant s Form N-SAR.